CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in Post-Effective Amendment No. 27 to the Registration Statement of Institutional Fiduciary Trust on Form N-1A File No. 2-96634 of our reports dated July 30, 1998 on our audit of the financial statements and financial highlights of the Institutional Fiduciary Trust, for the year ended June 30, 1998 and the inclusion in the aforementioned Post-Effective Amendment of our report dated December 5, 1997 on our audit of the financial statements and financial highlights of the Adjustable Rate Securities Portfolios for the year ended October 31, 1997.



                                  /s/PricewaterhouseCoopers LLP
                                     PricewaterhouseCoopers LLP


San Francisco, California
October 26, 1998